UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2024
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 1, 2024, Nauticus Robotics, Inc. (the "Company") entered into an amendment (the "Amendment") to the Senior Secured Term Loan Agreement (the "Term Loan Agreement") dated January 30, 2024 between the Company, ATW Special Situations Management LLC ("ATW Management"), as collateral agent, and the lenders party thereto. Pursuant to the Amendment, ATW Special Situation III LLC, one of the lenders under the Term Loan Agreement, will loan an additional $1,000,000 (the "Incremental Loan") to the Company, as previously described in the Company's Current Report on Form 8-K filed with the Securities Exchange Commission on February 5, 2024. The Incremental Loan will have the same terms as the "ATW Extended Maturity Term Loan" under the Term Loan Agreement and will mature on the 30th anniversary of the date of the Term Loan Agreement or such earlier date as is required or permitted to be repaid under the Term Loan Agreement.

The foregoing description of the transaction described in this Item 2.03 does not purport to be completed and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	First Amendment to Senior Secured Term Loan Agreement dated May 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2024	Nauticus Robotics, Inc.

	By:	/s/ Nicholas J. Bigney
		Name:	Nicholas J. Bigney
		Title:	General Counsel